UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 16, 2024

Scorpius Holdings, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

627 Davis Drive, Suite 300

Morrisville, North Carolina 27560

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0002 par value per share	SCPX	NYSE American LLC
Common Stock Purchase Rights		NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 19, 2024, Scorpius Holdings, Inc. (the “Company”) consummated a public offering (the “Offering”) of 2,428,000 shares (the “Shares”) of common stock, par value $0.0002 per share (the “common stock”), and 11,947,000 pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 11,947,000 shares (the “Pre-Funded Warrant Shares”) of common stock for a purchase price of $1.00 per Share and $0.9998 per Pre-Funded Warrant, inclusive of Pre-Funded Warrants sold to the Underwriter (as hereinafter defined) pursuant to its overallotment option, resulting in aggregate gross proceeds of $12.5 million, before deducting underwriting discounts and other offering expenses. The Company intends to use the net proceeds of the Offering for working capital and general corporate purposes.

The Pre-Funded Warrants are immediately exercisable for one share of common stock at an exercise price of $0.0002 per share and will remain exercisable until exercised in full. The exercise price of the Pre-Funded Warrants and number of shares of common stock issuable upon exercise thereof will adjust in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events. The Pre-Funded Warrants may be exercised on a cashless basis at any time.

A holder the Pre-Funded Warrants (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99% (or 9.99%, at the election of the holder) of the outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of the Company’s shares of common stock outstanding immediately after giving effect to the exercise.

In the event of a Fundamental Transaction, as described in the Pre-Funded Warrants, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

The Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares were offered and sold by the Company pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-280887), as amended to date, filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), that became effective on August 6, 2024.

The foregoing does not purport to be a complete description of the Pre-Funded Warrants and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 4.1 to this Current Report on Form 8-K (this “Form 8-K”) and incorporated herein by reference.

The Underwriting Agreement

In connection with the Offering, on August 16, 2024, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with ThinkEquity LLC (the “Representative”), as representative of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the several Underwriters the Shares and the Pre-Funded Warrants on a firm commitment basis at a purchase price of $0.93 per Unit and $0.929814 per Pre-Funded Unit (93.0% of the Unit public offering price). The Company agreed to reimburse the Underwriters $175,000 for expenses in connection with the Offering, plus a non-accountable expense allowance of 1.0% of the gross proceeds received by the Company. In addition, the Company has granted the Underwriters a 45-day option to purchase up to an additional 1,875,000 shares of its common stock (and/or Pre-Funded Warrants) solely to cover over-allotments, if any.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement, the Company and its executive officers and directors have agreed for a period of ninety (90) days from the date of the Underwriting Agreement, subject to customary exceptions, without the prior written consent of the Representative, not to, directly or indirectly, offer pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) the Company’s common stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of the Company’s common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any other securities of the Company or publicly disclose the intention to do any of the foregoing. Additionally, the Company agreed that for a period of nine months after the closing of the Offering it will not directly or indirectly enter into any “at-the-market,” continuous equity, equity lines, or variable rate transaction, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock, without the prior written consent of the Representative.

In addition, the Underwriting Agreement provides that for a period of eight months from the date of the closing of the Offering, the Company will grant to the Representative, an irrevocable right of first refusal to act as sole investment banker, sole book-runner and/or sole placement agent, at the Representative’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings, during such eight month period for the Company, or any successor to or any subsidiary of the Company, on terms agreed to by both the Company and the Representative.

The foregoing does not purport to be a complete description of the Underwriting Agreement and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 1.1 to this Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The Company issued press releases announcing the pricing and closing of the Offering on August 16, 2024 and August 19, 2024, respectively. Copies of the press releases are furnished herewith as Exhibit 99.1 and Exhibit 99.2 and are incorporated by reference herein. The information in this Item 8.01, including Exhibit 99.1 and Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Form 8-K in such filing.

Item 8.01. Other Events.

On August 16, 2024, the Representative exercised the over-allotment option in full and the Company issued to the Representative additional Pre-Funded Warrants to purchase up to 1,875,000 shares of common stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of August 16, 2024, by and between Scorpius Holdings, Inc. and ThinkEquity LLC as Representative of the several Underwriters.
4.1	Form of Pre-Funded Warrant
99.1	Press Release dated August 16, 2024.
99.2	Press Release dated August 19, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 19, 2024	SCORPIUS HOLDINGS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer